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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Form 8-K filed on February 21, 1997, of our report dated February 15, 1996, on our audits of the financial statements of Arbors and Ocean Oaks Real Estate Limited Partnership as of December 31, 1995 and 1994 and for the year ended December 31, 1995 and the period from inception (March 28, 1994) through December 31, 1994.


                                                       Coopers & Lybrand L.L.P.

Dallas, Texas
February 21, 1997